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                                                                    EXHIBIT 99.1



                                 PMR CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON _______


         The undersigned hereby appoints Allen Tepper and Mark P. Clein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PMR Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PMR Corporation to be held at PMR's offices at 501 Washington Street, 5th Floor, San Diego, California, on ________, ______ ____ 1998 at ___ o'clock a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR ALL NOMINEES LISTED IN PROPOSAL 2, AND FOR PROPOSALS 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To approve the Merger Proposal as more specifically described in the Prospectus/Joint Proxy Statement transmitted in connection with the Annual Meeting including the issuance of the shares of PMR Common Stock in connection with the Merger.

              [ ]    FOR         [ ]   AGAINST         [ ]     ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 2: To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

[ ]  FOR all nominees listed below                [ ]   WITHHOLD AUTHORITY
     (except as marked to the contrary below)           to vote for all nominees
                                                        listed below.


NOMINEES:  Susan D. Erskine, Richard A. Niglio.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:


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MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 3, 4 , 5 AND 6.

PROPOSAL 3:       To approve an amendment to PMR's Restated Certificate of
                  Incorporation to change PMR's corporate name to "Bragen Health
                  Solutions, Inc."

              [ ]    FOR         [ ]   AGAINST         [ ]     ABSTAIN


                            (Continued on other side)



                                       1.
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                           (Continued from other side)



PROPOSAL 4:       To approve an amendment to PMR's 1997 Equity Incentive Plan to increase the number of shares authorized and reserved for issuance under the 1997 Equity Incentive Plan from 2,000,000 shares to 3,000,000 shares and to extend the termination date of the plan to February 1, 2008.

              [ ]    FOR         [ ]   AGAINST         [ ]     ABSTAIN



PROPOSAL 5:       To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending April 30, 1999.

              [ ]    FOR         [ ]   AGAINST         [ ]     ABSTAIN



PROPOSAL 6:       In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting.

              [ ]    FOR         [ ]   AGAINST         [ ]     ABSTAIN





DATED
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                                                     SIGNATURE(S)


                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.